Exhibit 8(d)(3)

Amended and Restated Participation Agreement among

Franklin Templeton Variable Insurance Products Trust and

Transamerica Life Insurance Company

Amendment No. 1 to

Amended and Restated Participation Agreement

Franklin Templeton Variable Insurance Products Trust

Franklin/Templeton Distributors, Inc.

Transamerica Life Insurance Company

Transamerica Capital, Inc.

Franklin Templeton Variable Insurance Products Trust (the “Trust”), Franklin/Templeton Distributors, Inc. (the “Underwriter,” and together with the Trust, “we” or “us”), Transamerica Life Insurance Company (the “Company” or “you”), and Transamerica Capital, Inc., your distributor, on your behalf and on behalf of certain Accounts, have previously entered into an Amended and Restated Participation Agreement dated as of May 1, 2007 (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”).

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

AMENDMENT

1.	Schedules B, C and D of the Agreement are deleted and replaced in their entirety with the Schedules B, C and D attached hereto, respectively.

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of July 30, 2007.

The Trust:	FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST

Only on behalf of each Portfolio listed on Schedule C of	By:	/s/ Karen L. Skidmore
the Agreement.	Name:	Karen L. Skidmore
	Title:	Vice President

The Underwriter:	FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

	By:	/s/ Thomas Regner
	Name Title::	Thomas Regner Senior Vice President

The Company:	TRANSAMERCA LIFE INSURANCE COMPANY

	By:	/s/ Arthur D. Woods
	Name:	Arthur D. Woods
	Title:	Vice President

The Distributor:	TRANSAMERICA CAPITAL, INC.

	By:	/s/ Brenda L. Smith
	Name:	Brenda L. Smith
	Title:	Assistant Vice President

Schedule B

Accounts of the Company

Name of Account	SEC Registration Yes/No
PFL Corporate Account One	No
Retirement Builder Variable Annuity Account	Yes
Separate Account VA B	Yes
Separate Account VA C	Yes
Separate Account VA K	Yes
Separate Account VA L	Yes
Separate Account VA P	Yes

Separate Account VA R	Yes
Separate Account VA Y	Yes
Separate Account VA Z	Yes
Separate Account VA-8	Yes
Transamerica Corporate Separate Account Sixteen	Yes

Schedule C

Available Portfolios and Classes of Shares of the Trust

1.	Franklin Growth and Income Securities Fund - Classes 1 and 2

2.	Franklin Income Securities Fund - Classes 1 and 2

3.	Franklin Rising Dividends Securities Fund - Classes 1 and 2

4.	Franklin Small Cap Value Securities Fund - Classes 1 and 2

5.	Franklin Small-Mid Cap Growth Securities Fund - Classes 1 and 2

6.	Mutual Shares Securities Fund - Classes 1 and 2

7.	Templeton Developing Markets Securities Fund - Classes 1 and 2

8.	Templeton Foreign Securities Fund - Classes 1 and 2

9.	Templeton Global Asset Allocation Fund - Classes 1 and 2

10.	Templeton Global Income Securities Fund - Classes 1 and 2

Schedule D

Contracts of the Company

1.	Advantage V Variable Universal Life Policy

2.	Advantage VI Variable Universal Life Policy

3.	Advantage X Variable Universal Life Policy

4.	Flexible Premium Variable Annuity – C (under marketing name “Transamerica Principium”)

5.	Flexible Premium Variable Annuity – A (under marketing name “Transamerica Opportunity Builder” & “Transamerica Traditions”)

6.	Flexible Premium Variable Annuity – B

7.	Flexible Premium Variable Annuity – J (under marketing name “Transamerica Axiom”)

8.	Portfolio Select Variable Annuity

9.	Retirement Income Builder – BAI Variable Annuity (under marketing name “Retirement Income Builder IV”)

10.	Transamerica EXTRA Variable Annuity

11.	Transamerica Freedom Variable Annuity

12.	Transamerica Landmark Variable Annuity

13.	Transamerica Preferred Advantage Variable Annuity

14.	TransMark Optimum Choice® Variable Annuity

15.	Flexible Premium Variable Annuity – K (under marketing name “Transamerica Ascent”)